EXHIBIT 10.1

                              CONSULTING AGREEMENT

                                    BETWEEN

                           MEDINA INTERNATIOANL CORP.

                                      AND

                                  SUKH ATHWAL

                                     DATED

                                 MARCH 1, 2005

                              CONSULTING AGREEMENT


THIS  CONSULTING  AGREEMENT (the  "AGREEMENT") is effective as of March 1, 2005,
(the "EFFECTIVE DATE") by and between Medina International Corp., a Nevada corporation having an office at 1305 - 1090 West Georgia Street Vancouver, BC, V6E 3V7 and Sukh Athwal, a businessperson with an address at 2103 - 1383 Marinaside Crescent Vancouver, BC, V6Z 2W9 (the "CONSULTANT").

                                    RECITALS

WHEREAS:

A. The Company is engaged, among other things, in providing consulting and due diligence services in the petroleum and natural gas industry;

B. The Consultant is engaged, among other things, in providing financial management, business development and business consulting services; and

C. The Company desires to receive consulting services from the Consultant, and the Consultant desires to provide such services to the Company, under the terms and conditions contained herein.

NOW, THEREFORE, it is hereby agreed as follows:

1.       ENGAGEMENT

The Company hereby engages with the Consultant and the Consultant hereby agrees to provide to the Company the services described in Section 2 below beginning upon the Effective Date.

2.       SCOPE OF CONSULTING SERVICES

Throughout the period of this Agreement, the Consultant shall perform faithfully and to the best of its ability the following consulting services (the "CONSULTING SERVICES"):

2.1 assistance to the Company in business development and identifying business opportunities;

2.2      assistance to the Company in developing management strategies; and

2.3 anything incidental to the foregoing to facilitate the performance of the Consultant's obligations hereunder.

3.       COMPENSATION

The Company agrees to pay to the Consultant and the Consultant agrees to accept consulting fees as follows: commencing on the Effective Date and ending on the date of termination of this Agreement, the Company shall pay to the Consultant monthly as a fee for the Consulting Services an amount equal to $5,000 (the "CONSULTING FEE"). The Company shall pay the Consulting Fee to the Consultant not later than 30 days following the month in which the relevant Consulting Services were rendered.

4.       CONSULTANT'S UNDERTAKINGS

4.1 In the performance of its duties under this Agreement, the Consultant shall at all times conform to, and act in accordance with, any requirements imposed by any applicable provisions of law.

4.2 Notwithstanding anything to the contrary in this Agreement, the Consultant may perform the Consulting Services and any other services for entities other than the Company.

5.       EXPENSES

The Company will pay or reimburse the Consultant for expenses incurred on behalf of the Company in connection with the performance of the Consulting Services hereunder, subject to the prior written approval of the Company, including but not limited to, expenses for overseas business trips (including airline tickets, accomodations and per diem), entertainment and international communication costs. Reimbursement by the Company to the Consultant of expenses will be made upon the presentation by the Consultant to the Company of itemized accounts or receipts, reasonably satisfactory to the Company.

6.       PAYMENTS TO CONSULTANT

All payments required to be made by the Company to the Consultant hereunder will be made after receipt of the Consultant's invoice, by transfer to the Consultant's bank account number, as provided by the Consultant to the Company.

7.       TERM AND EFFECT OF TERMINATION OF AGREEMENT

This Agreement is deemed effective as of the Effective Date and will continue in force and effect unless terminated as provided herein:

7.1 Either party shall be entitled, at any time during the term of this Agreement, to terminate this Agreement upon thirty (30) days prior written notice. During such 30-day notice period, the Consultant shall be required to provide Consulting Services, and the Company shall be required to pay the Consultant for any Consulting Services performed and reimburse the Consultant for any reimbursable expenses incurred by the Consultant during such notice period.

7.2 Notwithstanding anything to the contrary, in the event of a Justifiable Cause (as defined below and subject to any applicable law), the Company shall be entitled to terminate this Agreement effective immediately. The term "JUSTIFIABLE CAUSE" shall mean any behavior of the Consultant or any of its employees and/or officers appointed to execute its duties under this agreement that amounts to: (a) committing any felony involving moral turpitude; (b) embezzlement of funds of the Company or its subsidiaries; or (c) any conduct (other than conduct in good faith) materially detrimental to the Company.

8.       DISCLOSURE OF INFORMATION

The Consultant acknowledges that the Company is publicly traded on a recognized U.S. stock exchange and that disclosure of information regarding the Company must be coordinated with the Company to ensure compliance with applicable laws. Therefore, in connection with the Consultant's performance of this Agreement, the Consultant shall sign the non-disclosure and confidentiality agreement attached hereto as Exhibit A.

9.       INDEPENDENT CONTRACTOR

The Consultant will serve as an independent contractor to and not as an agent or employee of the Company or any of its affiliates and will have no authority to bind or commit the Company in any way. The Consultant will be solely responsible for any income tax and other such assessments made or imposed upon the Consultant by any governmental authority.

10.      ASSURANCES

The Consultant represents and warrants that, as of the date hereof, the Consultant is free to be engaged by the Company upon the terms contained in this Agreement and that the Consultant is not a party to any consulting or other contracts or restrictive covenants preventing full performance of its duties hereunder.

11.      NOTICES

11.1 Any notice to be given by either party to the other will be in writing and will be served by delivering the same by courier or by facsimile or by registered mail, postage prepaid, addressed to the other party's address herein set forth. Notice sent by telecopier will be deemed to be delivered on the next business day following transmission, provided that confirmation of receipt of the telecopier transmission by the addressee is obtained by the sender and the original properly addressed notice is delivered to the addressee within 3 (three) calendar days.

11.2     The addresses of the parties for the purposes hereof are as follows:

                  TO THE COMPANY:
                  1305 - 1090 West Georgia Street
                  Vancouver, BC, V6E 3V7
                  Attention: The President
                  Fax no: _________________

                  TO THE CONSULTANT
                  2103 - 1383 Marinaside Crescent
                  Vancouver, BC, V6Z 2W9
                  Attention: Sukh Athwal
                  Fax no: _________________

12.      GENERAL PROVISIONS

12.1 This Agreement will not be amended, modified or varied by any oral agreement or representation or otherwise than by written instrument executed by both parties or their duly authorized representatives.

12.2 Neither party hereto shall assign any of its rights and obligations hereunder without the prior written consent of the other party. The Company, however, may assign this Agreement to a subsidiary or affiliate of the Company or to a purchaser of all or part of the Company's assets or shares.

12.3 Either party's failure at any time to require strict compliance by the other party of the provisions of this Agreement shall not diminish such party's right thereafter to demand strict compliance therewith or with any other provision. Waiver of any particular default shall not waive any other default.

12.4 This Agreement will be governed by and construed in accordance with the law of the Province of British Columbia.

12.5 In the event that any provision of this Agreement shall be deemed unlawful or otherwise unenforceable, such provision shall be severed from this Agreement and the balance of the Agreement shall continue in full force and effect.

12.6 Unless otherwise provided, all dollar amounts referred to in this Agreement are in lawful money of Canada.

12.7 This Agreement including the preamble thereto, together with any annexes attached hereto constitutes the entire agreement and understanding between the parties and merges all prior or contemporaneous oral or written communication between them.


IN WITNESS WHEREOF, the parties have executed this Agreement the 8th day of March, 2005 to be effective as of the 1st day of March, 2005.

MEDINA INTERNATIONAL CORP.


Per:     /s/ Nick DeMare
         --------------------
         Authorized Signatory



SIGNED, SEALED and DELIVERED by )
SUKH ATHWAL in the presence of: )
                                )
/s/ B L Moody                   )
------------------------------- )
Signature                       )
                                )
Betty Moody                     )                     /s/  Sukh Athwal
------------------------------- )                     --------------------------
Print Name                      )                     SUKH ATHWAL
                                )
17144 - 64th Avenue             )
Cloverdale, BC                  )
------------------------------- )
Address                         )
                                )
Secretary                       )
------------------------------- )
Occupation                      )

                                    EXHIBIT A

                       NON-DISCLOSURE AND CONFIDENTIALITY


The undersigned, SUKH ATHWAL, (the "CONSULTANT") undertakes and confirms to MEDINA INTERNATIONAL CORP. and its affiliates and subsidiaries anywhere in the world (the "COMPANY") as follows:

CONFIDENTIALITY. The Consultant, its principals, employees and agents will regard and retain as confidential, and will not divulge to any third party or use for any unauthorized purposes either during or after the term of the Consulting Agreement dated effective January 1, 2005 (the "AGREEMENT"), any proprietary or confidential information or know-how that the Consultant acquired while providing the services to the Company, or in consequence of providing the services to the Company, or related to the services provided under the Agreement, without the written consent of an authorized representative of the Company.

CONFIDENTIAL INFORMATION. Confidential Information includes, but is not limited to, information related to actual or anticipated products, inventions, hardware, software, methods of manufacture, trade secrets, business plans, customers, supplies, finances, and any other data related to the business or affairs of the Company. Confidential Information will include written information or oral information in tangible or intangible form.

RETURN OF CONFIDENTIAL INFORMATION. All documents including, but not limited to, notebooks, notes, memoranda, records, diagrams, blueprints, bulletins, formulas, reports, computer programs and other data of any kind coming into my possession or prepared by the Consultant in connection with the services provided under the Agreement are the exclusive property of the Company. The Consultant agrees to return to the Company all such documents upon termination of the Agreement unless specific written consent is obtained from the Company to release any such record.

NO CONFLICTING OBLIGATIONS. The Consultant will not disclose to the Company any confidential information or material belonging to a third party, including that belonging to any prior contractor, unless the Consultant has first received the written approval of that third party and presents such approval to the Company.

Executed this 8th day of March, 2005


WITNESSED BY:                                               )
                                                            )
                                )
/s/ B L Moody                   )
------------------------------- )
Name
Betty Moody                     )                     /s/  Sukh Athwal
------------------------------- )                     --------------------------
Address                         )                     SUKH ATHWAL
17144 - 64th Avenue             )
Cloverdale, BC                  )
------------------------------- )
Occupation                      )
Secretary                       )
------------------------------- )